Exhibit 99

Archer Daniels Midland Company 4666 Faries Parkway Decatur, Ill. 62526

ADM Announces Final Results of Private Exchange Offers

DECATUR, Ill., Oct. 15, 2012 – Archer Daniels Midland Company (NYSE: ADM) announced today the results as of 11:59 p.m., New York City time, on October 12, 2012 (the “Expiration Date”) of its private offers to exchange its outstanding debentures listed below (collectively, the “Old Debentures”) for its 4.016% Debentures due 2043 (the “New Debentures”) and cash (the “Exchange Offers”), in accordance with ADM’s confidential offering memorandum dated September 14, 2012, as amended by the press release issued by ADM on September 28, 2012 (the “Offering Memorandum”) and the related letter of transmittal.

According to information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, $567,883,000 in aggregate principal amount of the Old Debentures were validly tendered and not validly withdrawn in the Exchange Offers (the “Tendered Debentures”). The table below indicates the principal amount of each series of Old Debentures outstanding at the commencement of the Exchange Offers and the principal amount of each series of Old Debentures validly tendered and not validly withdrawn as of the Expiration Date.

CUSIP No.	Title of Series	Principal Amount Outstanding at Commencement of the Exchange Offers	Principal Amount Tendered as of the Expiration Date
039483AP7	6.95% Debentures due 2097	$175,603,000	$3,500,000
039483BC5	5.765% Debentures due 2041	$1,000,000,000	$404,204,000
039483AS1	7.00% Debentures due 2031	$193,654,000	$9,074,000
039483AX0	6.45% Debentures due 2038	$157,827,000	$4,144,000
039483AT9	5.935% Debentures due 2032	$500,000,000	$79,792,000
039483AR3	6.625% Debentures due 2029	$197,104,000	$14,891,000
039483AM4	7.50% Debentures due 2027	$221,791,000	$35,123,000
039483AN2	6.75% Debentures due 2027	$140,735,000	17,155,000

The aggregate principal amount of the Tendered Debentures was in excess of $540,000,000, the maximum amount of Old Debentures to be accepted for exchange pursuant to the Offering Memorandum. Instead of accepting the Tendered Debentures on a prorated basis, ADM has accepted additional Tendered Debentures for exchange pursuant to ADM’s right under federal securities laws to accept up to an additional 2% of the outstanding debentures subject to the Exchange Offers without extending the Exchange Offers. Accordingly, all of the Tendered Debentures have been accepted for exchange. The settlement date for the Tendered Debentures is expected to be October 16, 2012.

The New Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. ADM will enter into a registration rights agreement with respect to the New Debentures.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Information

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2012 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

Media Relations Contact

Jackie Anderson

media@adm.com

217-424-5413

Investor Relations Contact

Ruth Ann Wisener

217-451-8286